UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin	53222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Modified Compensatory Plan. On December 8, 2008, Briggs & Stratton Corporation modified the form employment agreements and change of control agreements it has with each company officer. The modifications address changes in the law concerning deferred compensation, non-competition and the tax deductibility of incentive compensation payments. The agreements were last revised in November 2007, and a summary of the agreements including the amounts payable under them is contained in the company’s annual proxy statement dated September 10, 2008 related to the company’s 2008 annual meeting of shareholders.

The employment agreements have been revised to eliminate a six month moratorium on the payment of base compensation when the employee is terminated. The six month moratorium was inserted in both form agreements in November 2007 to comply with section 409A of the Internal Revenue Code. It now appears that a six month moratorium is not necessary in all cases. Accordingly, the employment agreement is revised to provide a lump sum payment of base compensation 30 days after termination of employment. This revision replaces bi-weekly payments of base compensation after a six month moratorium.

The employment agreements have also been modified with respect to an officer’s obligations after his or her employment with the company is terminated. The post-employment prohibition against working for a competitor is eliminated, while prohibitions against soliciting customers, using confidential information and trade secrets, and hiring B&S employees are clarified.

The change of control agreements have been revised to preserve the tax deductibility of any cash compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated executive officers at the company, other than the chief financial officer. The amendments state that, during the three-year period after a change of control occurs, any cash bonus paid under the company’s Incentive Compensation Plan that is based on the current year’s performance will be in addition to the annual bonus and lump sum payments required by the change of control agreement. It is a matter of Board discretion whether to maintain an incentive compensation plan for officers based on current year performance.

The foregoing descriptions of the amendments to the form agreements are not complete and are qualified in their entirety by references to them, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement

10.2	Employment Agreement

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: December 11, 2008	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement

10.2	Employment Agreement